UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2016

UNIVERSAL SECURITY INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-7885	52-0898545
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 363-3000

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	⁭Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	⁭Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	⁭Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	⁭Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 22, 2016, Universal Security Instruments, Inc. (the “Company”) received a letter from NYSE MKT LLC (the “Exchange”) reiterating that the Company is not in compliance with Sections 134 and 1101 of the Exchange’s Company Guide (the “Company Guide”) due to the Company’s failure to timely file its Annual Report on Form 10-K for the year ended March 31, 2016 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 with the Securities and Exchange Commission (the “SEC”).

The letter also states that the Exchange has reviewed the Company’s previously submitted plan of compliance (the “Plan”) and determined to accept the Plan and grant a Plan period through October 12, 2016 (the “Plan Period”), during which time the Company will be subject to periodic review to determine whether it is making progress consistent with the Plan. The letter from the Exchange advised that if the Company is not in compliance with the continued listing standards of the Company Guide by October 12, 2016 with respect to the delayed Annual Report on Form 10-K and the delayed Quarterly Report on Form 10-Q, or if the Company does not make progress consistent with the Plan during the Plan Period, then the Exchange staff may initiate delisting proceedings as appropriate. The Company is working diligently to file the late Annual Report on Form 10-K by September 28, 2016 and the late Quarterly Report on Form 10-Q by October 12, 2016 and to regain compliance with the Company Guide.

On September 27, 2016, the Company issued a press release announcing its receipt of the letter from the Exchange. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(c)       Exhibits

The following exhibits are filed herewith:

Exhibit No.
99.1	Press Release dated September 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVERSAL SECURITY INSTRUMENTS, INC.
(Registrant)

Date: September 27, 2016	By:	/s/ Harvey B. Grossblatt
Harvey B. Grossblatt
President